EXHIBIT 5.1
[Reed Smith LLP Letterhead]
December 27, 2010
Clean Diesel Technologies, Inc.
4567 Telephone Road, Suite 206
Ventura, CA 93003
Ladies and Gentlemen:
     We have acted as counsel to Clean Diesel Technologies, Inc., a Delaware corporation (the “Company”), in connection with a Registration Statement on Form S-1 (the “Registration Statement”), which includes a prospectus (the “Prospectus”), filed pursuant to the Securities Act of 1933, as amended (the “Securities Act”) on December 27, 2010 relating to the offer and sale of up to 709,602 shares of the common stock, $0.01 par value per share, of the Company (the “Shares”) by the selling stockholders named in the Prospectus.
     In rendering the opinion set forth herein, we have examined originals or copies, certified or otherwise identified to our satisfaction, of such documents, corporate records, certificates of public officials and other instruments as we have deemed necessary or advisable.
     In such examination, we have assumed the genuineness of all signatures, the legal capacity of natural persons, the authenticity of all items submitted to us as originals, the conformity with originals of all items submitted to us as copies, and the authenticity of the originals of such copies. As to any facts material to the opinions expressed herein that we did not independently establish or verify, we have relied upon statements and representations of officers and other representatives of the Company and public officials.
     This opinion is based solely on the General Corporation Law of the State of Delaware (including all related provisions of the Delaware Constitution and all reported judicial decisions interpreting the General Corporation Law of the State of Delaware and the Delaware Constitution).
     Based upon and subject to the foregoing, we are of the opinion that the Shares are validly issued, fully paid and nonassessable.
     We consent to the inclusion of this opinion as an exhibit to the Registration Statement and further consent to all references to us under the caption “Legal Matters” in the Prospectus. In giving this consent, we do not admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act.

Very truly yours,
/s/ Reed Smith LLP
Reed Smith LLP